EXHIBIT 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of September 24, 2004 (the “Effective Date”), is made by and among (A) CARE CONCEPTS I, INC., a Delaware corporation (“CCI”), MEDIA BILLING COMPANY LLC, a New York limited liability company “Media Billing”) and INTERNET BILLING COMPANY LLC, a Georgia limited liability company (“iBill”); (B) NEWMAN & NEWMAN, P.C. (the “Collateral Agent”), acting on behalf of the “Secured Parties” (hereinafter defined): and (C) the persons or entities who have executed this Agreement on the signature page hereof as “Secured Parties.   Each of CCI, Media Billing and iBill are hereinafter individually referred to as a “Debtor” and are hereinafter sometimes collectively referred to as the “Debtors.”

WHEREAS, as at the Effective Date, pursuant to subscription agreements dated as of September 20, 2004 (the “Purchase Agreements”), CCI has sold and issued to the Secured Parties (the “Note Secured Parties”) up to $15,000,000 of CCI’s 10% convertible secured notes due September 15, 2009 (the “Notes”); and

WHEREAS, pursuant to the Purchase Agreements, CCI has sold and issued to certain other Secured Parties (the “Series F Secured Parties”) up to $5,450,000 of CCI’s 10% convertible secured redeemable Series F preferred stock (the “Series F Senior Preferred Stock”), and

WHEREAS, to the extent not previously converted into shares of CCI common stock, $0.001 par value per share (“CCI Common Stock”), the obligation of CCI to (a) pay the accrued interest on the Notes and the then outstanding principal amount of Notes, and any other amounts that may be due and payable on September 15, 2009 (the “Note Maturity Date”), and (b) redeem and repurchase any then outstanding shares of Series F Senior Preferred Stock by September 15, 2009 (the “Mandatory Redemption Date”) have been unconditionally and irrevocably guaranteed by the Debtors, pursuant to a Continuing Unconditional Guaranty, dated as of the Effective Date; and

WHEREAS, the obligation of the Secured Parties to purchase the principal of and accrued interest and any other amounts due on the Notes is conditioned upon, among other things, the execution and delivery of this Agreement by the Debtors to the Secured Parties.

NOW, THEREFORE, each of the Debtors and the Secured Parties agree as follows:

1.

Definitions and Incorporation by Reference.  Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Notes.  In addition, terms not defined in this Agreement or the Notes that are defined in the New York

Uniform Commercial Code (the “Code”) shall have the same meaning in this Agreement as in the Code.

2.

Grant and Priority of Security Interests to Secured Parties; Subordination to Senior Obligations and Senior Liens.

(a)

The Debtors hereby jointly and severally grant to the Secured Parties a lien and security interest (“Lien”) in and to the Collateral (as defined in Section 3 below) to secure the payment and performance of all of the “Obligations” (as defined in Section 4 below).  The priority of the Secured Parties Lien, as between the Note Secured Parties and the Series F Secured Parties, shall be as set forth in Section 2(b) below.  Except for (i) the first priority liens and security interests (the “First Priority Lien”) on the assets and properties of the Debtors that may be hereafter granted by CCI or any of the Debtors to any person, firm, corporation or other entity (the “Senior Lender”), securing a maximum of $10,000,000 principal amount of indebtedness to be outstanding from time to time, together with all interest, fees and other costs associated therewith (collectively, “Senior Debt”), hereafter issued under any line of credit or similar loan or credit agreement or facility or any restatement, amendment or modification thereof (the “Senior Loan Agreement”), the Secured Parties Lien granted under this Agreement shall constitute a priority lien and security interest senior to all other liens and security interests.  The Secured Parties do hereby irrevocably and unconditionally authorize the Collateral Agent to execute on behalf of each of the Secured Parties a Subordination Agreement (as defined below), for the purpose of subordinating the Secured Parties Lien to such First Priority Lien of the Senior Lender up to and including the maximum amount of the Senior Debt.

(b)

The Secured Parties Lien granted to the Secured Parties shall constitute a third priority lien and security interest (the “Third Priority Lien”) securing CCI’s obligations under the Notes, and are subject and subordinated only to the (i) First Priority Lien held by the Senior Lender and those additional existing Liens, if any, on the Collateral that are listed on Schedule A annexed hereto, and (ii) the second priority lien and security interest (the “Second Priority Lien”) securing CCI’s Obligations to the holders of Series F Senior Preferred Stock.  The First Priority Lien, those additional existing Liens, if any, on the Collateral that are listed on Schedule A annexed hereto, and the Second Priority Lien are hereinafter referred to as the “Senior Liens.”  Except for the Senior Liens, the Debtors shall not grant any liens or security interests in and to the Collateral that shall be senior to or have a priority over the Third Priority Lien granted to the Secured Parties hereunder.

(c)

The Secured Parties do hereby covenant and agree that (i) the Obligations be, and the same hereby are, expressly subject and subordinated in all respects, to the prior payment in full of all indebtedness and related obligations that are or may be now or hereafter granted by the Debtors and/or CCI to any one or more holders of the Senior Liens, and (ii) the Secured Parties Lien is hereby subject and subordinated in all respects, to Senior Liens now or hereafter granted by the Debtors and/or CCI.  Each of the Secured Parties does hereby irrevocably and unconditionally appoint the Collateral Agent, as their agent and attorney-in-fact to execute and deliver upon behalf of each Secured Party any intercreditor agreement, subordination agreement or similar agreement (collectively, “Subordination Agreements”) as may, from time to time be requested by any one or more Senior Lender to confirm or evidence the subordination provisions herein set forth.

3.

Collateral.  The collateral in which the Secured Parties is granted a security interest by this Agreement (collectively, the “Collateral”) is all of the following property of the Debtors, whether now owned or existing or hereafter acquired or arising and wherever located:

(a)

All accounts, accounts receivable, contracts, notes, bills, acceptances, choses in action, chattel paper, instruments, documents and other forms of obligations at any time owing to the Debtors arising out of goods sold or leased or for services rendered by the Debtors, the proceeds thereof and all of the Debtors’ rights with respect to any goods represented thereby, whether or not delivered, goods returned by customers and all rights as an unpaid vendor or lienor, including rights of stoppage in transit and of recovering possession by proceedings including replevin and reclamation, together with all customer lists, books and records, ledger and account cards, computer tapes, software, disks, printouts and records, whether now in existence or hereafter created, relating thereto (collectively referred to hereinafter as “Accounts”);

(b)

All goods of the Debtors, including without limitation, all machinery, equipment, motor vehicles, parts, supplies, apparatus, appliances, tools, patterns, molds, dies, blueprints, fittings, furniture, furnishings, fixtures and articles of tangible personal property of every description now or hereafter owned by the Debtors or in which the Debtors may have or may hereafter acquire any interest, at any location;

(c)

All inventory of the Debtors wherever located in the United States of America and any state, district, territory or other political subdivision thereof, including without limitation, all goods manufactured or acquired for sale or lease, and any piece goods, raw materials, work in process and finished merchandise, findings or component materials, and all supplies, goods, incidentals, office supplies, packaging materials and any and all items used or consumed in the operation of the business of the Debtors or which may contribute to the finished product or to the sale, promotion and shipment thereof, in which the Debtors now or at any time hereafter may have an interest, whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of the Debtors or is held by the Debtors or by others for the Debtors are account (collectively referred to hereinafter as “Inventory”);

(d)

All general intangibles of the Debtors, now existing or hereafter owned or acquired or arising or in which the Debtors now has or hereafter acquires any rights, business records, inventions, designs, patents, patent applications, trademarks, trademark registrations and applications therefor, goodwill, trade names, trade secrets, trade processes, copyrights, copyright registrations and applications therefor, licenses, permits, franchises, customer lists, computer programs, software, software source codes, software object codes, all claims under guaranties, tax refund claims, rights and claims against carriers and shippers, leases, claims under insurance policies, all rights to indemnification and all other intangible personal property and intellectual property of every kind and nature;

(e)

All rights now or hereafter arising to the Debtors under contracts, leases, agreements or other instruments to perform services, to hold and use land and facilities, and to enforce all rights thereunder;

(f)

All books and records relating to any of the Collateral (including without limitation, customer data, credit files, computer programs, printouts, and other computer materials and records of the Debtors pertaining to any of the foregoing);

(g)

all of the Debtors interest in any company, limited liability company, partnership or entity, whether now held or hereafter acquired, and any capital stock, equity units or membership interests in any other corporation , partnership, limited liability company or other business entity;

(h)

All accessions to, substitutions for and all replacements, products and proceeds of the foregoing, including without limitation proceeds of insurance policies insuring the Collateral.

Notwithstanding anything to the contrary, express or implied, set forth above, CCI shall have the absolute right at any time, or from time to time, to substitute as Collateral for all of the foregoing assets and properties of Debtors, an irrevocable bank letter of credit or indemnity bond or similar surety issued by a bonding or insurance company for a term lasting until the payoff of all obligations under the Note, with a Best “AA” rating or better (collectively, “Cash Equivalent Collateral”), in aggregate face amount equal to not less than (a) the maximum $15,000,000 original outstanding principal amount of Notes, less (b) the principal amount of all Notes that have been converted into Common Stock immediately prior to the date such Cash Equivalent Collateral shall be posted with the Secured Parties or the Collateral Agent.  The form and content of any such Cash Equivalent Collateral shall be subject to the approval of the Secured Parties; such approval not to be unreasonably withheld or delayed.  Upon delivery and acceptance of such Cash Equivalent Collateral, the Secured Parties shall cause to be delivered to CCI such UCC-3 Termination Statements as may be required to terminate all Liens and other security interests on all Collateral, excluding the Cash Equivalent Collateral substituted therefore.

4.

Obligations.  The security interest granted pursuant to this Agreement secures the payment and performance of the following indebtedness, liabilities and obligations (collectively, the “Obligations”):

(a)

all the obligation of CCI to the Secured Parties to pay the periodic interest due and principal amount of and any other amounts payable under the Notes as they become due;

(b)

all of the obligations of the Debtors under the Continuing Unconditional Guaranty;

(c)

all of the obligations and liabilities of CCI under the Pledge Agreement; and

(d)

all liabilities and obligations of CCI and the Debtors under this Agreement.

5.

Representations, Warranties and covenants.  The Debtors hereby represent, warrant and covenant as follows:

5.1

Power and Authority.  The Debtors have full power and authority to enter into this Agreement, grant to the Secured Parties a valid security interest in the Collateral and perform all of their obligations under this Agreement, no further action by the Board of Directors or the shareholders or members of the Debtors being necessary.  The execution, delivery and performance by the Debtors of this Agreement do not conflict with, or constitute a breach or default under, any judgment, indenture, loan agreement contract or other agreement or instrument to which the Debtors are a party or by which the Debtors or any of its property is bound.

5.2

Governmental Authorization.  No authorization, consent or approval or other action by, and no notice to or other filing with, any governmental authority or regulatory body is required for the grant by the Debtors of the security interest granted pursuant to this Agreement, the due execution and delivery by the Debtors of this Agreement or the performance by the Debtors of any of its obligations under this Agreement.

5.3

Title to Collateral.  Subject to the security interest granted by this Agreement and the Senior Liens, the Debtors are the owners and holders of all the Collateral, free and clear of any security interest, lien, charge, encumbrance or other adverse claim, and the Debtors will defend all of the Collateral (whether now owned or hereafter acquired) against all claims and demands of all persons at any time claiming the same or any interest therein, and will take all steps to maintain the Secured Parties Lien as a valid and fully perfected lien first in priority to all other Liens, in each case subject only to the Senior Liens.  Except for the Senior Liens securing Senior Debt, in the event and to the extent that either of the Debtors shall grant any additional liens or security interests on their assets, such additional liens shall be expressly subject and subordinated to the Secured Parties Lien granted hereunder.

5.4

Place of Business and Name.  The Debtors’ chief place of business is at the address set forth next to such Debtors’ signature below.  No Debtor shall have changed its name, except as indicated below the Debtors’ signature below.  No Debtor will change its name or the location of its chief place of business, without the prior written consent of the Secured Parties, which shall not be unreasonably withheld.

5.5

Financing Statements; Related Instruments.  No financing statement covering any of the Collateral or any proceeds thereof is currently on file in any public office in any jurisdiction, other than financing statements covering the Senior Liens.  At the request of the Secured Parties, the Debtors will execute and deliver to the Secured Parties one or more financing statements in form and substance satisfactory to the Secured Parties and will pay the cost of filing the same in all public offices where filing is deemed by the Secured Parties to be necessary or desirable.  The Debtors promise to pay to the Secured Parties all fees and expenses incurred in filing financing statements and any continuation statements or amendments thereto, which fees and expenses shall become a part of the Obligations secured by this Agreement.  A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement.

5.6

Transfers of Collateral.  Neither the Debtors nor their agents, servants or employees will sell, encumber, assign or offer to sell, encumber or assign or otherwise transfer the Collateral, either in whole or in part, or any interest therein without the prior written consent of the Collateral Agent, other than as contemplated by the Notes or the Series F Senior Preferred Stock.

5.7

Compliance with Laws.  The Debtors agree to comply in all material respects with all statutes, laws, ordinances, rules and regulations applicable to it and to the conduct of its businesses.

5.8

Taxes.  The Debtors will pay promptly when due all taxes and assessments upon or with respect to the Collateral, the Obligations, this Agreement or any other instrument executed pursuant to this Agreement.  The Debtors hereby authorize the Collateral Agent to discharge upon five (5) days prior written notice any taxes, assessments, liens, security interests or other encumbrances at any time levied or placed on the Collateral, to pay for any insurance on the Collateral required to be maintained by the Debtors hereunder, and pay for, make or provide for any maintenance, repair or preservation of the Collateral as herein required; provided, however, that the Collateral Agent shall be under no obligation to do so.

5.9

Schedules, Inspection of Books and Records.  The Debtors will furnish to the Secured Parties from time to time (i) statements and schedules further identifying and describing the Collateral and detailing sales or other transfers of the Collateral and payments received or accounts owing with respect to the Collateral for the periods specified by the Secured Parties, and (ii) such other reports in connection with the Collateral as the Secured Parties may reasonably request, all in reasonable detail.  The Debtors will permit the Secured Parties or their duly authorized representatives upon reasonable prior notice to examine their books and records during business hours and shall furnish to the Secured Parties such financial statements and other financial data as the Secured Parties may reasonably request from time to time.

5.10

Accounts.  With respect to the Accounts:

(a)

The Debtors’ records concerning all Accounts are and will be kept solely in the State of New York and at the Debtors’ chief place of business specified on the signature page below.  The Debtors will not remove any of such records from such address without the prior written consent of  the Collateral Agent, which shall not be unreasonably withheld.  Without in any way excusing a breach by the Debtors of the foregoing sentence, if for any reason any of such records concerning the Accounts shall at any time be moved to another location or locations, the Debtors will promptly notify the Collateral Agent of any such change in the location of such records and will execute and deliver such financing statements and do such other acts and things as the Collateral Agent may request pursuant to Section 10 hereof.

(b)

Each item of Accounts is, or at such time as it becomes part of the Collateral will be, a bona fide, valid and legally enforceable obligation of the account debtor or other obligor in respect thereof, subject to no defense known to the Debtors, set-off or counterclaim against the Debtors and in connection with which there is no default with respect to any payment or performance on the part of the Debtors or any other party.

(c)

The Debtors will at all times keep accurate and complete records of payment and performance by the Debtors, the respective account debtors and all other parties obligated on the Accounts.

(d)

The Debtors will immediately inform the Collateral Agent of any default in payment or performance by the Debtors or any account debtor or other parties obligated on, and of claims made by others in regard to, the Accounts and shall not change the terms thereof (or terminate or permit the impairment of any of its rights thereunder) without the prior written consent of the Collateral Agent, which shall not be unreasonably withheld.  The Debtors will make all payments and perform all undertakings on the Debtors’ part to be paid or performed with respect to Accounts when due.  The Debtors hereby authorize the Secured Parties to cure any default in payment or performance by the Debtors with respect to the Accounts; provided, however, that the Secured Parties shall be under no obligation to do so, and provided further, that the Secured Parties’ curing of any default shall not constitute a waiver by the Secured Parties of any default under this Agreement.  The Debtors agrees to reimburse the Secured Parties on demand with interest at the Maximum Rate for any payment made or any expense incurred by the Secured Parties pursuant to the foregoing authorization, and any payment made or expense incurred by the Secured Parties pursuant to the foregoing authorization shall be part of the Obligations secured hereunder.

(e)

If there shall occur and be continuing an event of default in respect of the Obligations, the Debtors shall, upon request of the Collateral Agent, in the name of the Secured Parties or the Debtors, at any time notify the account debtor or other obligor on any item of the Accounts, of the Secured Parties’ security interest.  The Collateral Agent may, in its own name or the name of the Secured Parties or  Debtors, at any time after the occurrence and during the continuation of an Event of Default (as defined below), demand, sue for, collect or receive any money or property payable or receivable on any Accounts and settle, release, compromise, adjust, sue upon, foreclose, realize upon or otherwise enforce any item of Accounts as the Collateral Agent may determine, and for the purpose of realizing the Secured Parties’ rights herein, the Collateral Agent may receive, open and dispose of mail addressed to the Debtors and endorse notes, checks, drafts, money orders, documents of title or other forms of payment on behalf of and in the name of the Debtors.  The Debtors agrees to reimburse the Collateral Agent on demand with interest at the Default Rate for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization, and any payment made or expense incurred by the Collateral Agent pursuant to the foregoing authorization shall be part of the obligations secured hereunder.

6.

Events of Default.  The Debtors shall be in default under this Agreement upon the occurrence of any of the following (each, an "Event of Default")

(a)

CCI shall fail or refuse to pay the periodic interest payments due, any other charges due and the principal amount of the Notes on their September 15, 2009 Maturity Date; or

(b)

CCI shall fail or refuse to redeem and repurchase for cash by September 15, 2009 (the “Mandatory Redemption Date”) and to pay periodic dividends with respect to any then outstanding shares of Series F Senior Preferred Stock (each a “Payment Obligation” and collectively, the “Payment Obligations”); or

(c)

an “Event of Default” under the Notes or under the Certificate of Designation for the Series F Senior Preferred Stock (other than a default in payment of a  Payment Obligation) shall occur and shall be continuing and (if capable of cure) remain uncured for more than thirty (30) days following receipt by CCI of notice of such event of default;

(d)

Debtors shall repudiate any of their Obligations under the Continuing Unconditional Guaranty; or

(e)

CCI shall breach any of its obligations and liabilities under the Pledge Agreement, which breach shall occur and be shall be continuing and (if capable of cure) remain uncured for more than thirty (30) days following receipt by CCI of notice.

(f)

any representation or warranty made by the Debtors herein shall prove to be false or erroneous in any material respect.

7.

Rights and Remedies Upon Default.  Upon the occurrence and during the continuation of any Event of Default, the Collateral Agent, acting on behalf of the Secured Parties may accelerate all the obligations and shall have, in addition to all other rights and remedies provided herein or by applicable law, all of the rights and remedies of a secured party under the Code, including, but not limited to, the right to take possession of the Collateral, and the right, without further notice to the Debtors, to take the Collateral in satisfaction in full of all of the Obligations.  The Debtors agrees that, to the extent notice of sale shall be required, at least thirty (30) Business Days, notice to the Debtors of the time and place of any public sale or the time after which any private sale or any other intended disposition is to be made shall constitute reasonable notification of such sale or disposition.  The Collateral Agent on behalf of the Secured Parties shall also have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken to enforce the Secured Parties’ rights and remedies hereunder, to manage, protect and preserve the Collateral or continue the operation of the business of the Debtors, and the Collateral Agent shall be entitled to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, and to the payment of the obligations until a sale or other disposition of such Collateral shall be finally made and consummated.  In the event of any disposition or collection of or any other realization upon all or any part of the Collateral, the Collateral Agent shall apply the proceeds of such disposition, collection or other realization as follows:

(a)

First, to the payment of the reasonable costs and expenses of the Secured Parties in exercising or enforcing their rights hereunder, including, but not limited to, attorneys fees, and/or costs and expenses incurred in retaking, holding or preparing the Collateral for sale, lease or other disposition, and in collecting or attempting to collect any of the Collateral, and to the payment of all amounts payable to the Secured Parties pursuant to Section 7 hereof;

(b)

Second, to the payment of the Obligations; and

(c)

Third, after payment in full of all of the obligations, the surplus, if any, shall be paid to the Debtors or to whomsoever may be lawfully entitled to receive such surplus.

8.

Indemnity and Expenses.  The Debtors agrees to indemnify the Collateral Agent and the Secured Parties from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement or any actions taken by the Collateral Agent and the Secured Parties pursuant to Section 9 of this Agreement) except claims, losses or liabilities resulting from the Secured Parties’ own negligence or willful misconduct.  The Debtors will, on demand, pay to the Collateral Agent or the Secured Parties the amount of any and all reasonable costs and expenses, including, but not limited, to the reasonable fees and disbursements of their counsel and of any experts or agents, which the Secured Parties may incur in connection with (i) the exercise or enforcement by the Secured Parties of any of their rights or remedies hereunder, or (ii) any failure by the Debtors to perform any of the Obligations.

9.

Further Assurances and Power of Attorney.  The Debtors will execute and deliver to the Collateral Agent, at its request, at any time and from time to time, such financing statements and other instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by the Collateral Agent) and do such other acts and things as the Collateral Agent may reasonably deem necessary or desirable in order to establish and maintain a valid security interest in the Collateral in favor of the Secured Parties (free and clear of all other security interests, liens, charges, encumbrances and other claims, whether voluntarily or involuntarily created, except as permitted by Section 6.3 hereof) or in order to facilitate the collection of the Collateral.  To effectuate the rights and remedies of the Secured Parties hereunder, effective upon the occurrence of an Event of Default, the Debtors hereby irrevocably appoint the Collateral Agent, on behalf of the Secured Parties, as the  attorney-in-fact for the

Debtors in the name of the Debtors or the Secured Parties, with full power of substitution, to sign, execute and deliver any and all instruments and documents and do any and all acts and things to the same extent as the Debtors could do, to sell, assign and transfer any Collateral, including, but not limited to, taking all action necessary or the preservation of any rights pertaining to the Collateral beyond reasonable care in the custody or preservation thereof.  The Collateral Agent and Secured Parties may exercise their rights and remedies with respect to the Collateral without resorting or regard to other security or sources for payment.  All rights and remedies of the Secured Parties hereunder or with respect to the obligations or the Collateral shall be cumulative and may be exercised singularly or concurrently.

10.

Assignment.  If at any time or times by sale, assignment, negotiation, pledge or otherwise, the Secured Parties transfer any of the Obligations, such transfer shall carry with it the Secured Parties’ rights and remedies under this Agreement with respect to the obligations transferred, and the transferee shall become vested with such rights and remedies whether or not they are specifically referred to in the transfer.  If and to such extent such Secured Parties retains any other Obligations, the Secured Parties shall continue to have the rights and remedies herein set forth with respect thereto.

11.

Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or five days after deposit with the United States Post Office, by registered or certified mail, or two days after deposit with a nationally recognized express courier, postage prepaid and sent (i) if to a Secured Parties, at the address of the Secured Parties set forth in the Debtors’ records, or (ii) if to the Debtors, at the Debtors’ principal place of business or at such other address as the Debtors shall have furnished to the Secured Parties in writing.

12.

Governing Law.  This Agreement shall be governed by and construed under the laws of the State of New York.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.  This Agreement shall be given a fair and reasonable construction in accordance with the intention of the parties.

13.

Action by Collateral Agent.

(a)

All actions, rights and remedies of Secured Parties hereunder may be exercised by the Collateral Agent, acting on behalf of all Secured Parties, and such action and exercise of rights and remedies shall be effective as if exercised pursuant to the written consent or direction of those Secured Parties holding not less than 60% in dollar amount of the outstanding Payment Obligations under the Notes (the “Required Direction”).  Absent such Required Direction, the Collateral Agent shall take no action and exercise no rights or remedies of the Secured Parties under this Agreement, other than in respect of executing any Subordination Agreements contemplated by Section 2(b) above.  Similarly, consent to any request by the Debtors (whether to modification of this Agreement, or any agreement executed in connection herewith) shall require consent of only the Secured Parties holding not less than 60% in dollar amount of the outstanding Payment Obligations under the Notes, and such consent shall be effective as if exercised by pursuant to the unanimous consent of all Secured Parties.

(b)

Any Secured Parties which elects not to participate with such Secured Parties in exercising rights or remedies hereunder, or in providing consent to a request of the Debtors, hereby irrevocably appoints the Collateral Agent as its attorney-in-fact in its name, with full power of substitution, to sign, execute and deliver any and all instruments and documents and do any and all acts and things to the same extent as such Secured Parties could do, to sell, assign and transfer any Collateral, including, but not limited to, taking all action necessary or the preservation of any rights pertaining to the Collateral beyond reasonable care in the custody or preservation thereof.

(c)

Each Secured Party does hereby agree to indemnify, defend and hold harmless, the Collateral Agent from and against any cost, expense, liability or other obligation in connection with the performance of its duties hereunder as Collateral Agent.  Each Secured Party acknowledges and agrees that, except for execution and delivery of one or more Subordination Agreements, the Collateral Agent shall not be required to take any action or exercise any of the rights and remedies of Secured Parties under this Agreement or the Pledge Agreement, unless and until the Collateral Agent shall have received a written Required Direction in form and content acceptable to the Collateral Agent.  Similarly, CCI and the Debtors acknowledge that the Collateral Agent shall be responsible solely to the Secured Parties under this Agreement and the Pledge Agreement and shall have no fiduciary, legal or other responsibility hereunder to CCI, the Debtors or any of their Affiliates.

(d)

The Collateral Agent hereby acknowledges and agrees that it has a fiduciary duty to the Secured Parties to act in good faith, in the best interests of the Secured Parties and in accordance with their directions.

14.

Miscellaneous.  Neither this Agreement nor any provision hereof may be changed, waived discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.  This Agreement shall be binding upon the Debtors and its successors and assigns, and all persons claiming under or through the Debtors or any such successor or assign, and shall inure to the benefit of and be enforceable by the Secured Parties and their successors and assigns.

[the balance of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the day and year first above written.

“CCI”

CARE CONCEPTS I, INC.

By: __________________________________

Name:

Title:

“DEBTORS”

MEDIA BILLING COMPANY, LLC,

a New York limited liability company

By: __________________________________

Name:

Charles L. Samel,

Title:

Executive Vice President

INTERNET BILLING COMPANY, LLC

a Georgia limited liability company

By: __________________________________

Name:

Charles L. Samel

Title:

Executive Vice President

“COLLATERAL AGENT”

NEWMAN & NEWMAN, P.C.

By:__________________________________

Name:

 Jay M. Newman

Title:

 President

110 East 59th Street

New York, New York 10022

Telephone:  (212) 371-9400

Facsimile:  (212) 371-8022

NOTE SECURED PARTIES